UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2023

FINSERV ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-40076	85-4030806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (929) 529-7125

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-quarter of one Redeemable Warrant	FSRXU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	FSRX	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A Common Stock for $11.50 per share	FSRXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 20, 2023, stockholders of FinServ Acquisition Corp. II (the “Company”) approved at the special meeting in lieu of the 2022 annual meeting of stockholders (the “Special Meeting”) an amendment to the amended and restated certificate of incorporation of the Company (the “Charter Amendment”) to extend the date by which the Company would be required to consummate a business combination from February 22, 2023 to August 22, 2023, or such earlier date as determined by the board of directors (the “Board”) of the Company. The Company filed the Charter Amendment with the Secretary of State of the State of Delaware on February 21, 2023.

A copy of the Charter Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Special Meeting, the following proposals were considered and acted upon by the stockholders of the Company: (a) a proposal to approve the Charter Amendment (the “Charter Amendment Proposal”); (b) a proposal to ratify the selection by the audit committee of the Board of WithumSmith+Brown, PC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (the “Auditor Ratification Proposal”); and (c) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the foregoing proposals (the “Adjournment Proposal”). The number of votes cast for or against, as well as the number of abstentions as to each proposal, are set forth below.

1. Charter Amendment Proposal

Votes For	Votes Against	Abstentions
25,166,282	402,169	300,100

Accordingly, the Charter Amendment Proposal was approved.

2. Auditor Ratification Proposal

Votes For	Votes Against	Abstentions
25,336,806	231,600	300,145

Accordingly, the Auditor Ratification Proposal was approved.

As there were sufficient votes at the time of the Special Meeting to approve each of the above proposals, the Adjournment Proposal, which had been previously voted on by proxy, was not presented to stockholders at the Special Meeting.

Item 8.01 Other Events.

In connection with the Company’s implementation of the Charter Amendment, stockholders holding 25,040,997 shares of Class A common stock of the Company exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account. As a result, $254,201,239.56 (approximately $10.15 per share) will be removed from the trust account to pay such stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINSERV ACQUISITION CORP. II

	By:	/s/ Steven Handwerker
		Name:	Steven Handwerker
		Title:	Chief Financial Officer

Dated: February 24, 2023

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